VG TECH, INC.

Raiffeisenstrasse 1	TEL: 49-(0)-6031-791760
D-61169 Friedberg, Germany	FAX: 49-(0)-6031-791762

October 20, 2004
OTC BB: VGTE
Frankfurt BB: UP4A

FOR IMMEDIATE DISSEMINATION

VG TECH APPOINTS DR. ERWIN OSER TO ITS BOARD OF DIRECTORS

Friedberg , Germany – October 20, 2004 – VG Tech, Inc. (OTCBB: VGTE) (the "Company") announces that Dr. Erwin Oser of Koln, Germany has been appointed to the Company’s Board of Directors.

Dr. Oser is the principal, since 1985, of Dr. Oser/Partner In Technik, a German based Management Consulting firm, that specializes in assisting their clients with the creation of efficient organization structures, new ideas in product development and the introduction of new technologies.

Dr. Oser received his Diploma in Physics and his Doctorate in Physical Chemistry from RWTH Aachen, in Germany. He also completed post graduate studies at RWTH Aachen where he obtained his certificate in Economics.

Aqua-Society is a German company with limited liability that is in the process of developing technologies for application in the fields of refrigeration and water purification. Currently Aqua-Society has developed a working prototype of an apparatus for extracting potable water from the atmosphere and is in the process of developing technologies for optimizing the energy consumption of refrigerating units and refrigerated shipping containers.

For more information visit our website at www.aqua-society.com or contact:

Abraham Joy
Telephone: 49-(0)-6031-791760

V G TECH, INC.

Achim Stamm
President

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.